<ncmbp

Sheet1

ML Multi-State Municipal Series Trust
Series Number: 12
File Number: 811-4375
CIK Number: 774013
Merrill Lynch North Carolina Municipal Bond Fund
For the Period Ending: 07/31/2000

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended July 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

09/14/1999	$1,600	Wake County NC	5.00%	06/15/2014
10/27/1999	$2,000	Puerto Rico Commonwealth	2.95%	12/01/2015
10/28/1999	$2,000	Puerto Rico Commonwealth	2.95%	12/01/2015
12/21/1999	$300	Wake County NC	5.00%	06/15/2014
05/10/2000	$1,100	Wake County NC	5.00%	06/15/2014

ML Multi-State Municipal Series Trust
Series Number: 12
File Number: 811-4375
CIK Number: 774013
Merrill Lynch North Carolina Municipal Bond Fund
For the Period Ending: 07/31/2000

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended July 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

09/14/1999	$1,600	Wake County NC	5.00%	06/15/2014
10/27/1999	$2,000	Puerto Rico Commonwealth	2.95%	12/01/2015
10/28/1999	$2,000	Puerto Rico Commonwealth	2.95%	12/01/2015
12/21/1999	$300	Wake County NC	5.00%	06/15/2014
05/10/2000	$1,100	Wake County NC	5.00%	06/15/2014

Last Updated on 09/28/2000
By Karen Lang